UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
October 15, 2004

(Date of Earliest Event Reported: October 13, 2004)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2004, El Paso Corporation (“El Paso”), and El Paso Merchant Energy, L.P., an affiliate of El Paso (“EPME”), entered into a Swap Settlement Agreement dated effective as of August 16, 2004 (the “Swap Settlement Agreement”) with East Coast Power Holding Company L.L.C. (“ECPH”) and ECTMI Trutta Holdings LP (“Trutta”). ECPH and Trutta are both affiliates of Enron Corporation. The Swap Settlement Agreement will terminate EPME’s obligations under two separate swap agreements with ECPH and Trutta and El Paso’s guarantee of these swap agreements, in exchange for promissory notes having a principal amount of $213 million. A copy of the Swap Settlement Agreement is attached hereto as Exhibit 10.A. A copy of the form of the notes are attached hereto as Exhibit 4.A and Exhibit 4.B.

The promissory notes bear interest at 6.5% per annum, payable quarterly, with the first installment due November 15, 2004. The notes mature on August 15, 2005.

The existing swap agreements provide for payments through February 2008 and, as of the date of the new notes, were recorded as “Other Liabilities” in the amount of $221 million.

The Swap Settlement Agreement is subject to the approval of the United States Bankruptcy Court of the Southern District of New York in the matter of In re: Enron Corp. Upon receipt of such bankruptcy court approval, the Company will execute and deliver the notes. We expect bankruptcy court approval in late October 2004.

The descriptions set forth above are qualified in their entirety by reference to the Swap Settlement Agreement and the notes, which are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

4.A	Form of ECPH Note.
4.B	Form of Trutta Note.
10.A	Swap Settlement Agreement dated effective as of August 16, 2004, among the Company, EPME, ECPH and Trutta.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ D. Dwight Scott
D. Dwight Scott
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

 Dated:  October 15, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.A	Form of ECPH Note.
4.B	Form of Trutta Note.
10.A	Swap Settlement Agreement dated effective as of August 16, 2004, among the Company, EPME, ECPH and Trutta.